EX 10(v)

THIS AGREEMENT made this 18th day of April,2001.


BETWEEN:

                  GREEN DOLPHIN SYSTEMS CORP., a Company
                   incorporated under the State Laws of
                                Tennessee

            (hereinafter referred to as the "Manufacturer")


                                    and


                   COMMERCIANTES FINANCIEROS CORP. a Company
                incorporated under the laws of the Country of
                          British Virgin Islands

(hereinafter referred to as the "Distributor").

WHEREAS the Manufacturer manufactures certain specialty chemicals and equipment and has developed application systems and technical know-how associated with the products. Hereto these items will be designated as Assets as specified in Schedule "A" and "B".


AND WHEREAS the Distributor wishes to market the Assets in the countries listed in Schedule "C" hereto (the "Territory");


NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:


1.     Exclusive Distributorship

The Manufacturer hereby grants to the Distributor the exclusive right to sell the Assets in the Territory. During the period that the said right is in effect, the Manufacturer shall not sell the Assets within the Territory and shall not grant the rights to do so to any other party.

















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2.     Term

The term of this Agreement shall be five (5) years from the date hereof. The Distributor shall have the right to renew this Agreement on the same terms and conditions for additional, consecutive thirty-six (36) month periods, provided that:

(a) Initial order will comprise of US $50,000 consisting of a mix of products, equipment and marketing and sales support.

(b) The Distributor shall place within six (6) months from the date of receipt of initial order a minimum order of one-40 ft. container consisting of a mix of products and equipment as set forth in Schedules "A" and "B".

(c) The Distributor satisfies the minimum sales volume quota requirements as set forth in "A" above semi-annually for the next three years.

(d) The Distributor has given to the Manufacturer written notice of its intention to renew this Agreement at least three (3) months prior to the end of the term or of any renewal thereof;

(e) The Distributor is not, at the expiration of the term or renewal being renewed, in default of any of the provisions of this Agreement or of any registered user Agreement referred to in this Agreement or of any other Agreement between the Distributor and the Manufacturer; and

(f) The Distributor executes the Manufacturer's then current form of Distributor Agreement, which shall be in substantially the same form as this Agreement.

3.     Pricing and Terms of Purchase

The Manufacturer shall have the right to establish and to change from time to time prices with 60 day notice, charges and terms governing the sale of products and equipment and the provisions of Manufacturer's market support, advertising, selling literature, display material and other Product data, and the Manufacturer shall give the Distributor reasonable written notice of any proposed change therein. Without restricting the Manufacturer's right to change the prices of Products as aforesaid, the initial product and equipment prices are as set out in Schedule "A" and "B" hereto.

4.     License to Manufacture

Pursuant to the progress of sales volume and market development upon the third
(3) anniversary date of this Agreement, the Manufacturer and the Distributor will assess the possibility of a joint operation for local Manufacturing of the said Assets in the territory.












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5.     Orders

All orders to the Manufacturer from the Distributor shall be subject to acceptance by the Manufacturer. Each order submitted by the Distributor shall be accompanied by a Irrevocable Confirmed Letter Of Credit issued by a Prime Bank to the First Tennessee Bank, 2121 Emory Road. Powell, Tennessee, 37849, USA -Account Number - 100235513 in form attached as Schedule "D" hereto for the full purchase price of the Assets, which shall be delivered by the Manufacturer, F.O.B. Powell, Tennessee or F.O.B. such other port shipment as the Manufacturer shall advise the Distributor from time to time. The term "F.O.B." and the obligations of the parties flowing therefrom, shall be as specified in International Chamber of Commerce Incoterms, 1980 edition, as reproduced in Schedule "E" hereto.


6.     Sales Outside Territory

The Distributor shall not, without the prior written consent of the Manufacturer, directly or indirectly, sell Assets anywhere other than in. the Territory or sell the Assets to any party for resale outside of the Territory.

7.     Warranty

Upon written request by the Distributor, the Manufacturer shall furnish to the Distributor for each purchase identified in such request, the Manufacturer's standard warranty, if applicable, covering Products and Equipment sold to such purchase, as such warranty is established by the Manufacturer from time to time.


8.     Training

Upon confirmation of the Agency Agreement and placement of the initial order, the Distributor within 30 days will send technical representative(s) to the offices of the Manufacturer for two (2) weeks to be trained on product knowledge, marketing, methods of application, equipment use and technical certification program.

9.     Inquires

The Manufacturer shall promptly forward to the Distributor all inquiries relating to the sale of the Assets in the Territory.












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10.     Operations

In order to maintain the Manufacturer's high quality associated with the Assets, and to promote and protect the goodwill associated therewith, the Distributor agrees:

(a) To use its best efforts in promoting sales of the Assets in the Territory and to use, m regard thereto, the advertising, sales promotion and merchandising materials and programs developed from time to time by the Manufacturer and made available to the Distributor.

(b) To comply, at all times, with all laws, regulations, by-laws, orders, rulings and permits in force in the Caribbean less the Dominican Republic and in each country within the Territory and which are applicable to the Assets or the Distributor's dealings with the Assets;

(c) To use and display the proprietary marks, as hereinafter defined, only in such manner as is contemplated or provided for in this Agreement; and

(d) Not to engage in the sale or application of products simi1~r to or competitive with the Assets.


11.     Proprietary Marks

The term "Proprietary Marks" as used in this Agreement shall mean the tradename and trademark "Green Dolphin" and such other tradenames, trademarks and logos as are now or subsequently designated by the manufacturer. The Distributor agrees and acknowledges that the right granted herein to the Distributor to use the Proprietary Marks applies only to their use in connection with the sale of Assets and the Distributor further agrees and acknowledges that:

(a) The Distributor will execute and deliver to the Manufacturer such documentation as the Manufacturer may require for the purpose of trademark or similar or associated registrations in any other country comprising the Territory or for the purpose of registering the Distributor as a registered user under the Trademarks Act (USA);

(b) The Manufacturer is the exclusive owner of the Proprietary Marks and the Distributor agrees that any unauthorized use of the Proprietary Marks is and shall be deemed to be an infringement of the Manufacturer's rights and a breach of this Agreement;
















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(c) Except as expressly provided herein or in any registered user or other
Agreement entered into by the Distributor hereunder, the Distributor, acquires no right, title or interest in the Proprietary Marks, and any and all goodwill associated with the Proprietary Marks shall enure exclusively to the benefit of the Manufacturer;

(d) During the term of this Agreement and thereafter, not to dispute or contest, for any reason whatsoever, directly or indirectly, the validity or enforceability of any of the Proprietary Marks, or to directly or indirectly attempt to dilute the value of the goodwill attaching to the Proprietary Marks, and not to counsel or assist any other party to do any of the foregoing;

(e) To notify the Manufacturer promptly of any attempt by any party other than the Manufacturer or of the Manufacturer or the Distributor to use the Proprietary Marks, or any variation or imitation thereof, and to notify the Manufacturer promptly of any action involving the Proprietary Marks that is threatened or instituted against the Distributor and to allow the Manufacturer to undertake the defense of such action, at the Manufacturer's option. In the event that the Manufacturer undertakes such defense or prosecutes any action relating to the Proprietary Marks, the Distributor shall execute such documents and do such acts and things as, in the opinion of the Manufacturer, may be necessary to carry out such defense or prosecution; and

(f) Without the Manufacturer's prior written consent, not to use any of the Proprietary Marks as part of the Distributor's corporate or other legal name, or as part of the corporate or other legal name of any corporation, partnership or other entity in which the Distributorship has a direct or indirect interest, and not to use the Proprietary Marks in any way not specifically permitted by this Agreement.


12.     Confidentiality

The Distributor and Manufacturer acknowledge that all information relating to each other's business is confidential and constitutes trade secrets of each party. The Distributor and Manufacturer agrees to maintain in absolute confidence all such information. Without restricting the remedy for breach of this paragraph, both parties acknowledge that damages will not constitute a sufficient remedy for any such breach and that the injured party will be entitled to injunctive relief.


















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13.     Termination

Either party shall be entitled to terminate this Agreement if:

(a) The other party shall commit an act which, if committed in the Caribbean less the Dominican Republic would constitute in the Caribbean less the Dominican Republic, an act of bankruptcy under the Bankruptcy Act, or if a liquidator, trustee, receiver or other such individual shall be appointed in regard to such other party; or

(b) The other party fails to correct any default under this Agreement within thirty (30) days of written notice thereof.

In addition to the foregoing, the Manufacturer shall be entitled to terminate this Agreement if:

(a) The Distributor makes any unauthorized sale, assignment or transfer of the rights granted hereunder;

(b) The Distributor misrepresents or has misrepresented any fact, condition or report required to be made or which is set out in this Agreement; or

(c) The Distributor makes any unauthorized use of the Proprietary Marks or violates the provisions of any registered user Agreement relating thereto.

14.     Effect of Termination

Upon termination or expiration of this Agreement, the Distributor shall cease to sell or otherwise deal with the Assets and shall immediately cease to use, directly or indirectly, in advertising or in any other manner whatsoever, the Proprietary Marks or any other identifying characteristics or indicia of the Assets or of the Manufacturer, and any confidential methods, procedures and techniques associated with the Assets. The Distributor shall no longer use, employ or trade under any description or representation that suggests or indicates a connection or association with the Manufacturer.


15.     Non-Competition

The Distributor agrees that during the term of this Agreement the Distributor shall not either directly or indirectly or through, on behalf of or in conjunction with any other person or entity:










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(a)     Direct or attempt to divert any customer of the Manufacturer or of any party to any competitor of the Manufacturer or of a Dealer by direct or indirect inducement or otherwise;

(b) Employ, seek to employ or accept the services of any person who is or has been employed within the previous six months by the Manufacturer or its affiliates or by any Dealer; or

(c) Own, maintain, engage in, be employed by or have a financial interest in any business which is the same as. or reasonably similar to, the business conducted by the Manufacturer or its Dealers.


16.     Assignment

The Distributor acknowledges that the granting of the rights hereunder was based upon the Manufacturer's investigation of the Distributor's qualifications and that such rights are personal to the Distributor. The Dealer shall not sell, transfer, assign or otherwise dispose of the rights granted hereunder, or any rights or privileges incidental thereto, to any person, firm, partnership, corporation or other third party.


17.     Relationship

The Distributor is not an employee of the Manufacturer for any purpose whatsoever, but is an independent contractor. All expenses and disbursements, including, but no limited to, those for travel, maintenance, entertainment, office, clerical and general selling expenses, and all liabilities, that may be incurred by the Distributor in connection with this Agreement shall be borne wholly and completely by the Distributor and the Manufacturer shall not in any way be responsible or liable therefor. The Distributor does no have and shall not hold himself out as having any contracts or obligation, either expressed or implied, on behalf of, in the name, or binding upon the Manufacturer, or to pledge the Manufacturer's credit, or to extend credit in the Manufacturer's name.


18.     Non-Liability

The Manufacturer shall not be liable to the Distributor for any injury to or death of any person or for any damages to property caused by the Distributor's act or neglect or for any other liability of the Distributor, except as specifically stipulated in this Agreement, and the Distributor shall fully indemnify and save harmless the Manufacturer in regard thereto and in regard to all costs -and expenses, including legal expenses, arising therefrom.










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19.     Entire Agreement

This Agreement constitutes the entire Agreement between the parties and all prior negotiations, commitments, conditions, representations, warranties and undertakings are merged herein. No amendment or modification to this Agreement shall be valid or binding upon the parties unless in writing, signed by both of the parties.


20.     Non-Waiver

No waiver by either party to this Agreement of any breach, failure or default in performance by the other party, and no failure, refusal or neglect by a party hereto to exercise any right hereunder or to insist upon strict compliance with or performance of the other party's obligations hereunder, shall constitute a waiver of the right to require strict compliance with the provisions hereof.


21.     Governing Law

This Agreement shall be governed by and construed in accordance with the State Laws and to the extent applicable to the United States of America.


22.     Notices

All notices, consents, approvals or correspondence permitted or required to be given hereunder shall be deemed to be sufficiently given if delivered or sent by confirmed telefax as follows:


(a)     to the Manufacturer:

Green Dolphin Systems Corp.
2332 West Beaver Creek Drive
Powell, Tennessee
37849
USA
Tel:     (865) 947-0298
Fax:     (865) 947-3966





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(b)     to the Distributor:

Commerciantes Financieros Corp.
Craigmuir Chambers
PO Box 71 Road Town
Tortola, British Virgin Islands



Any notice so delivered or telefaxed shall be deemed to be received on the date of delivery. Either party may from time to time by notice in writing given pursuant to the terms hereof may change its address for the purpose of this paragraph.





IN WITNESS WHEREOF the parties have executed this Agreement.

Witness by:                                GREEN DOLPHIN SYSTEMS CORP.
                                           Mr. Nicholas Plessas
/s/                                        /s/

Witness by:                                V & L ROOFING LTD.
                                           Mr. Peter Kefalas

/s/                                        /s/













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SCHEDULE "A"


Products:                                             $20,000.00
     (1)     Marketing/Sales/Training: 1 week seminar in Powell, Tennessee

-     Operations manual & product description
-     Marketing & sales manual
-     Product knowledge
-     Corporate stationery & cards
-     Order forms & quotation sheets
-     Commercial brochures & literature
-     Application methods & techniques
-     National co-op advertising
-     Certificate of Achievement
-     1 weeks on-site marketing
      & sales support by company rep in Jamaica        $10,000.00


SCHEDULE "B"

(2)     Equipment & Application Supplies


-     Spray equipment
-     Equipment attachments
-     Cleaning equipment                               $ 10,000.00

(3)     Dealership Fee:                                $ 10,000.00
                                                       $ 50,000.00
























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SCHEDULE "C"

Description of Territory:

The Country of the Caribbean less the Dominican Republic.










































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